                                                                    EXHIBIT 23.1

                    [LETTERHEAD OF PENDER NEWKIRK & COMPANY]







                         CONSENT OF INDEPENDENT AUDITORS




We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form SB-2, and any amendments thereto, to be filed by The Rose Group Corporation of Nevada of our Auditors' Opinion dated March 21, 2000 and our Accountants' Review Report dated November 17, 2000 accompanying the financial statements of The Rose Group Corporation of Nevada and to the use of our name under the caption "Experts" in the Prospectus.


/s/ Pender Newkirk & Company

Pender Newkirk & Company
Certified Public Accountants
Tampa, Florida
February 2, 2001